                                                                     EXHIBIT 1.2

                                  BY-LAW NO.1
                                      OF
            T.E.N.  P R I V A T E  C A B L E  S Y S T E M S  I N C.

BE IT ENACTED and it is hereby enacted as a by-law of T.E.N. Private Cable Systems Inc. (herein after called the "Corporation") as follows:

PART 1                         TABLE OF CONTENTS

PART                                                              PAGE
----                                                              ----
1    TABLE OF CONTENTS                                            1

2    INTERPRETATION                                               2

3    SECURITIES                                                   2

4    PURCHASE AND REDEMPTION OF SHARES                            3

5    MEETINGS OF SHAREHOLDERS                                     3

6    VOTING OF SHAREHOLDERS                                       4

7    DIRECTORS                                                    6

8    POWERS AND DUTIES OF DIRECTORS                               7

9    DISCLOSURE OF INTEREST OF DIRECTORS                          7

10   PROCEEDINGS OF DIRECTORS                                     8

11   COMMITTEES                                                   8

12   OFFICERS                                                     9

13   INDEMNITY AND PROTECTION OF DIRECTORS                        9
     OFFICERS AND EMPLOYEES

14   DIVIDENDS AND RESERVE                                        9

15   DOCUMENTS, RECORDS AND REPORTS                               10

16   NOTICES                                                      11

17   SEAL                                                         12

18   PROHIBITIONS                                                 12

PART 2                          INTERPRETATION
------                          --------------

2.1. This and all other by-laws of the Corporation (hereinafter called the "By-laws-) are subject to the provisions of the Canada Business Corporations
Act.

2.2. In the By-laws, unless there is something in the subject or context inconsistent therewith:

"board" and "directors" means the directors or sole director of the Corporation for the time being.

"Act" means the Canada Business Corporations Act from time to time in force and includes the regulations made pursuant thereto.

"registered owner", "registered holder", "owner" or "holder" when used with respect to a security of the Corporation means the person registered in the securities register in respect of such security.

2.3. A reference to writing includes any visible form of representing or reproducing words.

2.4. Words importing the singular or plural, an individual or corporation, or the masculine, feminine or neuter gender shall include the other or others of them respectively as the context requires.

2.5. The meaning of any words or phrases defined in the Act shall, if not inconsistent with the subject or context, bear the same meaning in the By-laws.

PART 3    SECURITIES

3.1. The securities of the Corporation shall be under the control of the directors who may, subject to the rights of the holders of any securities, allot, issue, or otherwise deal with them, at such times, to such persons (including directors) in such manner, upon such terms and conditions, as they, in their absolute discretion, may determine.

3.2. Except as required by law or the By-laws, no person shall be recognized by the Corporation as having any interest whatsoever in any security except the registered holder thereof.

3.3. If a security is registered in the names of two or more persons they shall be joint holders.

3.4. Neither the Corporation nor any transfer agent shall be liable for any loss occasioned to a security holder resulting from any security certificate being lost in the mail or stolen.

PART 4                 PURCHASE AND REDEMPTION OF SHARES
------                 ---------------------------------

4.1. If the Corporation proposes to purchase or redeem some but not all of the shares of any class, the directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be purchased or redeemed are to be selected.

PART 5                     MEETINGS OF SHAREHOLDERS
------                     ------------------------

5.1. The date, time and place of all meetings of shareholders of the Corporation shall be determined by the directors.

5.2. Except as otherwise provided by the Act, where any special business to be considered at a meeting of shareholders includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall be sufficient if, with respect to such document, it states that a copy of the document is or will be available for inspection by members at the registered office of the Corporation or at such other place in Canada designated in the notice during usual business hours up to the date of such meeting of shareholders.

5.3. A quorum for a meeting of shareholders is two persons entitled to vote.

5.4. If within half an hour from the time appointed for a meeting of shareholders there is no quorum, the meeting, if convened upon the requisition of shareholders, shall terminate. In any other case it shall be adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting there is not a quorum within half an hour from the time appointed for the meeting, any shareholder entitled to attend and vote at the meeting who is present or represented by proxy or other proper authority shall be the quorum.

5.5. The Chairman of the Board, if any, or in his absence the President of the Corporation or in his absence a Vice-President of the Corporation, if any, shall be entitled to preside as chairman at every meeting of shareholders of the Corporation.

5.6. If at any meeting of shareholders neither the Chairman of the Board nor the President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or if present is not willing to act as Chairman, the directors present shall choose a chairman; but if all the directors present decline to take the chair or fail so to choose or if no director is present, the shareholders present shall choose a chairman.

5.7. The chairman may, and shall if so directed by the meeting, adjourn a meeting of shareholders from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. It shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting unless adjourned for an aggregate of 30 days or more.

5.8. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or By-laws to be present at the meeting or are otherwise permitted by the chairman of the meeting.

5.9. No motion proposed at a meeting of shareholders need be seconded and the chairman may propose a motion.

5.10. Unless the Act otherwise provides, any action to be taken by a resolution of the shareholders may be taken by an ordinary resolution.

PART 6                      VOTING OF SHAREHOLDERS
------                      ----------------------

6.1. Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint holder: of shares, on a show of hands every shareholder who is present in person and entitled to vote thereat shall have one vote and on a ballot every shareholder present in person or represented by proxy or other proper authority shall have one vote for each share of which he is the registered holder.

6.2. In the case of joint registered holders of a share the vote of the senior who exercises a vote, whether in person or by proxy holder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority shall be determined by the order in which the names stand in the central securities register. Two or more legal personal representatives of a deceased shareholder whose shares are registered in the sole name of the deceased shall for the purpose of this clause be deemed joint registered holders.

6.3. A shareholder of unsound mind entitled to attend and vote in respect of whom an order has been made by any court having jurisdiction may, after depositing a certified copy of such order with the Corporation, vote, whether on a show of hands or on a ballot, by his committee, curator bonus, or other person in the nature of a committee or curator bonus appointed by that court, and any such committee, curator bonus, or other person may appoint a proxy holder.

6.4. In the case of an equality of votes, whether on a show of hands or on a ballot, the chairman of the meeting at which the show of hands takes place or at which the ballot is demanded shall not be entitled to a second or casting vote.

6.5. If a ballot is demanded it shall be taken either at the meeting and of the shareholders present in person or represented by proxy or other proper authority at the time the ballot is taken, or at such other time and in such manner as the chairman may direct. Any business other than that upon which the ballot has been demanded may be proceeded with pending the taking of the ballot. A demand for a ballot may be withdrawn.

6.6. In any dispute as to the admission or rejection of a vote the decision of the chairman made in good faith shall be final and conclusive.

6.7. On a ballot a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

6.8. A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more (but not more than two) proxy holders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxy holder for the same occasion he shall specify the number of shares each proxy holder shall be entitled to vote.

6.9. If the appointor of a proxy holder is a corporation, the form of proxy shall be executed either under the seal of the corporation or under the hand of-a duly authorized officer or representative of or attorney for the corporation.

6.10. Unless otherwise provided by the directors, a form of proxy and the power of attorney or other authority, if any, under which it is signed or a notarized certified copy thereof must, to be valid, be deposited either at the registered office of the Corporation or at such other place as is specified for that purpose in the notice convening the meeting, or in the information circular relating thereto, not less than 48 hours, excluding Saturdays and holidays, before the time of the meeting or an adjournment thereof at which the proxy is to be used, or with the chairman of the meeting on the day of the meeting or an adjournment thereof.

6.11. Except as otherwise prescribed by law or the By-laws, a proxy may be in any form the directors or the chairman of the meeting approve.

6.12. A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death or incapacity of the shareholder giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Corporation or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.

PART 7                             DIRECTORS
------                             ---------

7.1. Where the Articles do not provide for a fixed number of directors the number of directors, being not less than the minimum nor more than the maximum authorized number, to be elected at any shareholders' meeting shall be determined by the directors, failing which the number to be elected shall be the same as the number of directors whose terms expire at the meeting.

7.2. The directors may determine the length of the term of office of any director to be elected, failing which the shareholders may make such determination.

7.3. Any director may by written notice to the Corporation appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present or by the By-laws deemed to be present unless the directors shall have reasonably disapproved the appointment of such person and given notice to that effect to the director within a reasonable time. Every alternate shall be entitled to attend and vote at meetings at which the person who appointed him is not present or deemed to be present, and, if he is a director, to have a separate vote on behalf of the director he is representing in addition to his own vote. A director may at any time by written notice to the Corporation revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the director appointing him.

7.4. The remuneration of the directors as such may from time to time be determined by the directors. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Corporation who is a director. The directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the affairs or business of the Corporation and if any director shall perform any professional or other services for the Corporation that in the opinion of the directors are outside the ordinary duties of a director or shall otherwise be specially occupied in or about the Corporation's affairs or business, he may be paid a remuneration to be fixed by the board, or, at the option of such director, by resolution of the shareholders and such remuneration may be either in addition to, or in substitution for, any other remuneration that he may be entitled to receive. The directors may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Corporation or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 8                  POWERS AND DUTIES OF DIRECTORS
------                  ------------------------------

8.1. Subject to any unanimous shareholder agreement, the powers of the Corporation shall be exercised only by the directors, except those which by the Act or the By-laws are required to be exercised by a resolution of the shareholders and those referred to the shareholders by the directors.

8.2.  The directors may from time to time:

(i) borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit:

(ii) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Corporation or any other person: and

(iii) mortgage, hypothecate, pledge, or charge, whether by way of specific or floating charge, or create any other security on the undertaking and the whole or any part of the property and assets (both present and future) of the Corporation.

8.3. The directors may from time to time by power of attorney or other instrument appoint any person to be the agent or the attorney of the Corporation for such purposes, and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the directors under the by-laws and excepting the powers of the directors relating to the constitution of the board and of any of its committees, the appointment or removal of officers and the power to declare dividends), for such period, with such remuneration and subject to such conditions as the directors may think fit, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such agent or attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretion for the time being vested in him.

PART 9                DISCLOSURE OF INTEREST OF DIRECTORS

9.1. A director may hold any office or place of profit with the Corporation in addition to his office of director for such period and on such terms (as to remuneration or otherwise) as the directors may determine and no director or intended director shall be disqualified by his office from contracting with the Corporation either with regard to his tenure of any such other office or place of profit or as Vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Corporation in which a director is in any way interested shall be voided by reason thereof.

9.2. A director or his firm may act in a professional capacity for the Corporation and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

9.3. A director may be or become a director, officer or employee of, or otherwise interested in, any corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and such director shall not, except as provided by the Act or the By-laws, be accountable to the Corporation for any remuneration or other benefit received by him as director, officer or employee of, or from his interest in, such other corporation or firm, unless the directors otherwise direct.

PART 10                    PROCEEDINGS OF DIRECTORS
-------                    ------------------------

10.1. Unless otherwise determined by the directors the President shall be the Chairman of the board.

10.2. A director may, and the Secretary shall on the request of a director, call a meeting of the directors.

10.3. The Chairman of the board, or in his absence the President, shall preside as chairman at every meeting of the directors, or if there is no Chairman of the board or neither the Chairman of the board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the board and the President have advised the Secretary that they will not be present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.

10.4. The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes and in case of an equality of votes the chairman shall not have a second or castinq vote.

10.5. A director participating in a meeting by telephone or other communications facilities as permit all persons participating in the meeting to hear each other shall be deemed to have agreed to such a meeting and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

10.6. The quorum necessary for the transaction of business by the directors may be fixed by the directors and if not so fixed shall be a majority of the minimum number of directors required by the Articles-

10.7. The signing of a directors' resolution may be done in counterparts.

PART 11                           COMMITTEES
-------                           ----------

11.1. All committees may meet and adjourn as they think fit. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee, and in case of an equality of votes the chairman shall not have a second or casting vote.

11.2. All committees shall keep minutes of their actions and shall cause them to be recorded in books kept for that purpose and shall report the same to the board at such times as the board requires. The directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistance as they may deem necessary.

PART 12                            OFFICERS
-------                            --------

12.1. The directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions as they think fit and may from time to time revoke, withdraw, alter or vary any of such functions, duties and powers.

PART 13  INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES
-------  -------------------------------------------------------------

13.1. Subject to the provisions of the Act, the Corporation shall indemnify and, if necessary, apply to a court of competent jurisdiction for approval thereof, each director or former director of the Corporation or a person who acts or acted at the Corporation's request as a director of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director of the Corporation or such body corporate. Each such director on being elected or appointed shall be deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

13.2. The failure of a director or officer of the Corporation to comply with the provisions of the Act, the Articles or the By-laws shall not invalidate any indemnity to which he is entitled under the By-laws.

PART 14                      DIVIDENDS AND RESERVE
-------                      ---------------------

14.1. The directors may from time to time declare and authorize payment of such dividends, if any, as they deem advisable and need not give notice of such declaration to any shareholder. No dividend shall be paid otherwise than out of funds or assets properly available for the payment of dividends and a declaration by the directors as to the amount of such funds or assets available for dividends shall be conclusive. Any dividend may be paid wholly or in part by the distribution of specific assets and in particular by shares, bonds, debentures or other securities of the Corporation or any other corporation or in anyone or more such ways as may be authorized by the directors. Where any difficulty arises with regard to such a distribution the directors may settle the same as they see fit, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payment in substitution for all or any part of the specific assets to which any shareholder is entitled shall be made to the share- holder on the basis of the value so fixed in order to adjust the rights of all parties and may vest any specific assets in trustees for the persons entitled to the dividends.

14.2. Any dividend declared on shares of any class may be made payable on such date as is fixed by the Directors.

14.3. If persons are registered as joint holders of any share, anyone of them may give an effective receipt for any dividend, bonus or other monies payable in respect of the share.

14.4. Any dividend, bonus or other monies payable in cash in respect of shares may be paid by cheque. The mailing of such cheque shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted), discharge all liability for the dividend unless the cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

14.5. Notwithstanding anything contained in these By-laws the directors may from time to time capitalize any undistributed surplus on hand of the Corporation and may from time to time issue shares of the Corporation as a dividend representing such undistributed surplus on hand or any part thereof.

14.6. Any dividend unclaimed after a period of 12 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

PART 15                 DOCUMENTS, RECORDS AND REPORTS
-------                 ------------------------------

15.1. No shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business or affairs which in the opinion of the Directors it would be inexpedient in the interests of the shareholders of the Corporation to communicate to the public, and no shareholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the board.

PART 16                             NOTICES
-------                             -------

16.1. Any notice required to be given by the By-laws, the Articles or the Act unless the form is otherwise specified may be given orally or in writing.

16.2. A notice in writing, statement, report or other documents shall have been effectively sent or given if posted prepaid, delivered, telegraphed or cabled to the person entitled thereto at his latest address recorded on a register maintained by the Company or its transfer agent; and a certificate signed by the Secretary or other officer of the Company or of any other corporation acting on behalf of the Company that the notice, statement, report or other document was so sent or given shall be conclusive evidence thereof.

16.3. A notice, statement, report or other document may be given by the Corporation to the joint holders of a share by giving it to any of them.

16.4. A notice, statement, report or other document may be given by the Corporation to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder in the same manner as the same might have been given if the death, bankruptcy or incapacity had not occurred.

16.5. Notice of each directors' meeting, except a directors' meeting held immediately following an annual general meeting of which no notice shall be required, shall be given to every director except a director who has waived notice or is absent from Canada.

16.6. The accidental omission to give notice of a meeting to, or the non-receipt thereof by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

16.7. Every notice of a meeting shall specify the place, day and time of the meeting and, if for a general meeting, the general nature of all special business intended to be conducted thereat, unless specified in an information circular relating thereto.

16.8. Any person may waive his entitlement to receive a notice or document and may at any time withdraw such waiver. After the waiver is received by the Corporation and until it is withdrawn no notice or document need be sent to such person. Meetings held without notice being given to any such person shall not have been improperly called by reason thereof.

16.9. Not less than two hours' notice of a directors' meeting requiring notice shall be given.

16.10. Where in these By-laws any period of time dating from a given day, act or event is prescribed the time shall be reckoned exclusive of such day, act or event.

PART 17                              SEAL
-------                              ----

17.1. Notwithstanding any resolution of the directors, if the seal of the Corporation is affixed and accompanied by the signature of at least one of the Chairman of the board, the President, a Vice-President, the Secretary, the Treasurer, or a director, that shall constitute effective execution.

17.2. The Corporation may have an official seal for use in any other province, state, territory or country.

17.3. The seal of the Corporation may be reproduced on any document by an impression thereon or by any other means or form approved by the board.

PART 18                          PROHIBITIONS
-------                          ------------

18.1. The directors may, without assigning reasons, refuse to register the transfer of any security, except as otherwise provided by the Act.

ENACTED by the board as of the 27th day of December, 1985.



/s/ Alan R. Murphy                 /s/ Susan D. Jeffs
------------------                 ------------------

Alan R. Murphy, President          Susan D. Jeffs, Secretary

CONFIRMED by the shareholders in accordance with the Act as of the 27th day of December, 1985.

/s/ Susan D. Jeffs
------------------

Susan D. Jeffs, Secretary

BY-LAW NUMBER TWO

A By-Law relating to the borrowing of money, the issuing of securities, and the securing of liabilities by T.E.N. PRIVATE CABLE SYSTEMS INC.

The Directors of the Corporation may from time to time:

(a) Borrow money upon the credit of the Corporation in such amounts and upon such terms as may be deemed expedient;

(b) Issue bonds, debentures, debenture stock or other securities of the Corporation and pledge or sell the same for such sums and at such prices as may be deemed expedient;

(c) Secure any such bonds, debentures, debenture stock or other securities or any other present or future borrowing or liability of the Corporation, by mortgage, hypothec, charge or pledge of all or any currently owned or subsequently acquired real and personal, moveable and immoveable, property of the Corporation, and the undertaking and rights of the Corporation;

(d) Delegate to such one or more of the Officers and Directors of the Corporation as may be designated by the Directors all or any of the powers conferred by the foregoing clauses of this By-law to such extent and in such manner as the Directors shall determine at the time of each such delegation.

EXECUTED by the Board of Directors as of December, 1985.


/s/ Alan R. Murphy                 /s/ Susan D. Jeffs
------------------                 ------------------

Alan R. Murphy, President          Susan D. Jeffs, Secretary

CONFIRMED by the shareholders in accordance with the Act as of the 27th day of December, 1985.

/s/ Susan D. Jeffs
------------------

Susan D. Jeffs, Secretary

SPECIAL RIGHTS AND RESTRICTIONS THAT ATTACH TO THE CUMULATIVE, CONVERTIBLE, NON-VOTING, NON-PARTICIPATING SERIES "A" PREFERRED SHARES (the "Series `A' Preferred Shares")

The Series "A" Preferred Shares shall carry the following rights and restrictions:

(a)  The holders of the.Series "A" Preferred Shares shall, subject to paragraph
(b) herein and always in preference and priority to any payment of dividends for any given period on the common shares and on any shares of the Company ranking junior with respect to dividends and capital to the Series "A" Preferred Shares, be entitled to receive a share dividend which is payable at a fixed rate of 12% per share per annum and shall be both cumulative and preferential dividends, payable first on September 15, 1991 and thereafter payable every six months by the Company to the holders of Series WA" Preferred Shares;

(b) In its sole and absolute discretion, the Company reserves for itself the option to pay the share dividend described in paragraph (a) in cash or in additional Preferred Shares of the same Series (with each Preferred Share being issued at a deemed price of $1.50 (U.S. Dollars) per share) and may pay such amounts as may have accrued in respect of the share dividend at any time prior to the dates specified for payment in paragraph (a) above;

(c) The Series "A" Preferred Shares or any part thereof shall be, at the sole and exclusive option of the holders thereof, be convertible into common shares in the capital stock of the Company on the basis of one common share for each Series "A" Preferred Share so converted PROVIDED HOWEVER THAT the election by the holders of such Series "A" Preferred Shares to convert such shares into common shares of the Company must be made and notice must be given to the Company on or after September 15, 1991 and not before that date;

(d) The Series "A" Preferred Shares or any part thereof shall be convertible into common shares, at the option of the Company, in the capital stock of the Company on the basis of one common share for each Series "A" Preferred Share so converted PROVIDED HOWEVER THAT the power of the Company to compel such conversion may not be exercised unless and until the common shares of the Company trade at an average price which is greater than or equal to a price of $1.50 (U.S. dollars) per share for any consecutive thirty day period between the date of the creation of the Series "A" Preferred Shares and September 15, 1991. In the event that the common shares of the Company trade at an average price per share which is greater than $1.50 (U.S. Dollars) per share for any consecutive thirty day period prior to September 15, 1991, then the holders of the Series "A" Preferred Shares may be' compelled, at the sole discretion of the Company, to and must convert the Series "A" Preferred Shares (in such number as the Company may in its own discretion determine) into common.

shares of the Company. For the purpose of this paragraph, the price of the Company's shares to use in the thirty day calculation referred to herein shall be determined, on a daily basis (the "Daily Average"), as either:

(i) the price at which the Company's shares last traded on the Vancouver Stock Exchange on any given trading day; or

(ii) if the Company's shares were not traded on any given trading day, the value of the last recorded bid for a "Board Lot" (as that term is defined by the Vancouver Stock Exchange) of the Company's shares as recorded by the facilities of the Vancouver Stock Exchange.

To determine the average price of the Company's shares for any consecutive thirty day period, one must add the Daily Average for the Company's shares for the previous thirty days and divide the resulting figure by thirty. Further, and for greater certainty, the phrase "thirty day period" as used in this paragraph, includes only those days on which the Vancouver Stock Exchange was open for business and trading of the shares of companies listed on the Vancouver Stock Exchange was being conducted through its facilities;

(e) In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series "A" Preferred Shares shall be entitled to receive, before any distribution of any part of the assets of the Company among the holders of any other shares with the exception of the Series "B", Series "C" and Series -D" Preferred Shares (which shall rank pari
                                                                         ----
passu to the Series "A" Preferred Shares), an amount equal to 100% of the amount
-----
paid up thereon and any dividends declared thereon and unpaid and no more;

(f) The Series -A" Preferred Shares shall rank, both as regards to dividends and return of capital, in priority to all other shares of the Company except the Series "B", Series -C- and Series "D" Preferred Shares (which shall rank pari
                                                                         ----
passu to the Series "A" Preferred Shares in all respects save for the forced
-----
conversion price) but shall not confer any further right to participate in profits or assets;

(g) The holders of the Series "A" Preferred Shares shall not as such be entitled to receive notice of or to attend and vote at any meetings of the members of the Company; and

(h) The Special Rights and Restrictions attached to the Series "A" Preferred Shares may be varied if the variation is consented to by 75% in number of the holders of the Series "A", Series "B", Series "C" and Series "D" Preferred Shares and of holders of the common shares of the Company and the provisions of the Canada Business Corporations Act are complied with in all other respects.
    --------------------------------

SPECIAL RIGHTS AND RESTRICTIONS THAT ATTACH TO THE CUMULATIVE, CONVERTIBLE, NON-VOTING, NON-PARTICIPATING SERIES" B " PREFERRED SHARES (the "Series `B' Preferred Shares")

The Series "B" Preferred Shares shall carry the following rights and restrictions:

(a)  The holders of the Series "B" Preferred Shares shall, subject to paragraph
(b) herein and always in preference and priority to any payment of dividends for any given period on the common shares and on any shares of the Company ranking junior with respect to dividends and capital to the Series "B" Preferred Shares, be entitled to receive a share dividend which is payable at a fixed rate of 12% per share per annum and shall be both cumulative and preferential dividends, payable first on September 15,1991 and thereafter payable every six months by the Company to the holders of Series "B" Preferred Shares;

(b) In its sole and absolute discretion, the Company reserves for itself the option to pay the share dividend described in paragraph (a) in cash or in additional Preferred Shares of the same Series (with each Preferred Share being issued at a deemed price of $1.50 (U.S. Dollars) per share) and may pay such amounts as may have accrued in respect of the share dividend at any time prior to the dates specified for payment in paragraph (a) above;

(c) The Series "B" Preferred Shares or any part thereof shall be, at the sole and exclusive option of the holders thereof, be convertible into common shares in the capital stock of the Company on the basis of one common share for each Series "B" Preferred Share so converted PROVIDED HOWEVER THAT the election by the holders of such Series "B" Preferred Shares to convert such shares into common shares of the Company must be made and notice must be given to the Company on or after September 15, 1991 and not before that date;

(d) The Series "B" Preferred Shares or any part thereof shall be convertible into common shares, at the option of the Company, in the capital stock of the Company on the basis of one common share for each Series "8" Preferred Share so converted PROVIDED HOWEVER THAT the power of the Company to compel such conversion may not be exercised unless and until the common shares of the Company trade at an average price which is greater than or equal to a price of $2.00 (U.S. dollars) per share for any consecutive thirty day period between the date of the creation of the Series "B" Preferred Shares and September 15, 1991. In the event that the common shares of the Company trade at an average price per share which is greater than $2.00 (U.S.Dollars) per share for any consecutive thirty day period prior to September 15, 1991, then the holders of the Series "B" Preferred Shares may be compelled, at the sole discretion of the Company, to and must convert the Series "B" Preferred Shares (in such number as the Company may in its own discretion determine) into common.

shares of the Company. For the purpose of this paragraph, the price of the Company's shares to use in the thirty day calculation referred to herein shall be determined, on a daily basis (the "Daily Average"), as either:

(i) the price at which the Company's shares last traded on the Vancouver Stock Exchange on any given trading day; or

(ii) if the Company's shares were not traded on any given trading day, the value of the last recorded bid for a "Board Lot" (as that term is defined by the Vancouver Stock Exchange) of the Company's shares as recorded by the facilities of the Vancouver Stock Exchange.

To determine the average price of the Company's shares for any consecutive thirty day period, one must add the Daily Average for the Company's shares for the previous thirty days and divide the resulting figure by thirty. Further, and for greater certainty, the phrase "thirty day period" as used in this paragraph, includes only those days on which the Vancouver Stock Exchange was open for business and trading of the shares of companies listed on the Vancouver Stock Exchange was being conducted through its facilities;

(e) In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series "B" Preferred Shares shall be entitled to receive, before any distribution of any part of the assets of the Company among the holders of any other shares with the exception of the Series "A", Series "C" and Series "D" Preferred Shares (which shall rank Pari
                                                                         ----
passu to the Series "B" Preferred Shares), an amount equal to 100% of the amount
-----
paid up thereon and any dividends declared thereon and. unpaid and no more;

(f) The Series "B" Preferred Shares shall rank, both as regards to dividends and return of capital, in priority to all other shares of the Company except the Series "A", Series "C" and Series "D" Preferred Shares (which shall rank Pari
                                                                         ----
passu to the Series "B" Preferred Shares in all respects save for the forced
-----
conversion price) but shall not confer any further right to participate in profits or assets;

(g) The holders of the Series "B" Preferred Shares shall not as such be entitled to receive notice of or to attend and vote at any meetings of the members of the Company; and

(h) The Special Rights and Restrictions attached to the Series "B" Preferred Shares may be varied if the variation is consented to by 75% in number of the holders of the Series "A", Series "B", Series "C" and Series "D" Preferred Shares and of holders of the common shares of the Company and the provisions of the Canada Business Corporations Act are complied with in all other respects.
    --------------------------------

SPECIAL RIGHTS AND RESTRICTIONS THAT ATTACH TO THE CUMULATIVE, CONVERTIBLE, NON-VOTING, NON-PARTICIPATING SERIES "C" PREFERRED SHARES (the "Series `C' Preferred Shares")

The Series "C" Preferred Shares shall carry the following rights and restrictions:

(a)  The holders of the Series "C" Preferred Shares shall, subject to paragraph
(b) herein and always in preference and priority to any payment of dividends for any given period on the common shares and on any shares of the Company ranking junior with respect to dividends and capital to the Series "C" Preferred Shares, be entitled to receive a share dividend which is payable at a rate and on such dates to be determined in the sole discretion of the directors of the Company and shall be both cumulative and preferential dividends;

(b) In its sole and absolute discretion, the Company reserves for itself the option to pay the share dividend described in paragraph (a) in cash or in additional Preferred Shares of the same Series (with each Preferred Share being issued at a deemed price of $2.50 (U.S. Dollars) per share) and may pay such amounts as may have accrued in respect of the share dividend at any time prior to the dates specified for payment in paragraph (a) above;

(c) The Series "C" Preferred Shares or any part thereof shall be, at the sole and exclusive option of the holders thereof, be convertible into common shares in the capital stock of the Company on the basis of one common share for each Series "C" Preferred Share so converted PROVIDED HOWEVER THAT the election by the holders of such Series "C" Preferred Shares to convert such shares into common shares of the Company must be made and notice must be given to the Company prior to such time as may, from time to time, be designated by the directors of the Company;

(d) The Series "C" Preferred Shares or any part thereof shall be convertible into common shares, at the option of the Company, in the capital stock of the Company on the basis of one common share for each Series "C" Preferred Share so converted PROVIDED HOWEVER THAT the power of the Company to compel such conversion may not be exercised unless and until the common shares of the Company trade at an average price which is greater than or equal to a price of $2.50 (U.S. dollars) per share for any consecutive thirty day period between the date of the creation of the Series "C" Preferred Shares and such dates or times as may be determined, from time to time, by the directors of the Company. In the event that the common shares of the Company trade at an average price per share which is greater than $2.50 (U.S. Dollars) per share for any consecutive thirty day period within the period prescribed by the directors, then the holders of the Series "C" Preferred Shares may be compelled, at the sole discretion of the Company, to and must convert the Series "C" Preferred Shares

(in such number as the Company may in its own discretion determine) into common shares of the Company. For the purpose of this paragraph, the price of the Company's shares to use in the thirty day calculation referred to herein shall be determined, on a daily basis (the "Daily Average"), as either:

(i) the price at which the Company's shares last traded on the Vancouver Stock Exchange on any given trading day; or

(ii) if the Company's shares were not traded on any given trading day, the value of the last recorded bid for a "Board Lot" (as that term is defined by the Vancouver Stock Exchange) of the Company's shares as recorded by the facilities of the Vancouver Stock Exchange.

To determine the average price of the Company's shares for any consecutive thirty day period, one must add the Daily Average for the Company's shares for the previous thirty days and divide the resulting figure by thirty. Further, and for greater certainty, the phrase *thirty day period* as used in this paragraph, includes only those days on which the Vancouver Stock Exchange was open for business and trading of the shares of companies listed on the Vancouver Stock Exchange was being conducted through its facilities;

(e) In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series "C" Preferred Shares shall be entitled to receive, before any distribution of any part of the assets of the Company among the holders of any other shares with the exception of the Series "A ", Series "B" and Series "D" Preferred Shares (which shall rank Pari
                                                                          ----
passu to the Series "C" Preferred Shares), an amount equal to 100% of the amount
-----
paid up thereon and any dividends declared thereon and unpaid and no more;

(f) The Series "C" Preferred Shares shall rank, both as regards to dividends and return of capital, in priority to all other shares of the Company except the Series "A", Series "B" and Series "D" Preferred Shares (which shall rank Pari
                                                                         ----
passu to the Series "C" Preferred Shares in all respects save for the forced
-----
conversion price) but shall not confer any further right to participate in profits or assets;

(g) The holders of the Series "C" Preferred Shares shall not as such be entitled to receive notice of or to attend and vote at any meetings of the members of the Company; and

(h) The Special Rights and Restrictions attached to the Series "C" Preferred Shares may be varied if the variation is consented to by 75% in number of the holders of the Series "A", Series "B", Series "C" and Series "D" Preferred Shares and of holders of the common shares of the Company and the provisions of the Canada Business Corporations Act are complied with in all other respects.
    --------------------------------

SPECIAL RIGHTS AND RESTRICTIONS THAT ATTACH TO THE CUKULATIVE, CONVERTIBLE, NON-VOTING, NON-PARTICIPATING SERIES "D" PREFERRED SHARES (the "Series `D' Preferred Shares")

The Series "D" Preferred Shares shall carry the following rights and restrictions:

(a)  The holders of the Series "D" Preferred Shares shall, subject to paragraph
(b) herein and always in preference and priority to any payment of dividends for any given period on the common shares and on any shares of the Company ranking junior with respect to dividends and capital to the Series "D" Preferred Shares, be entitled to receive a share dividend which is payable at a rate and on such dates to be determined in the sole discretion of the directors of the Company and shall be both cumulative and preferential dividends;

(b) In its sole and absolute discretion, the Company reserves for itself the option to pay the share dividend described in paragraph (a) in cash or in additional Preferred Shares of the same Series (with each Preferred Share being issued at a deemed price of $3.50 (U.S. Dollars) per share) and may pay such amounts as may have accrued in respect of the share dividend at any time prior to the dates specified for payment in paragraph (a) above;

(c) The Series "D" Preferred Shares or any part thereof shall be, at the sole and exclusive option of the holders thereof, be convertible into common shares in the capital stock of the Company on the basis of one common share for each Series "D" Preferred Share so converted PROVIDED HOWEVER THAT the election by the holders of such Series -D" Preferred Shares to convert such shares into common shares of the Company must be made and notice must be given to the Company prior to such the as may, from time to time, be designated by the directors of the Company;

(d) The Series "D" Preferred Shares or any part thereof shall be convertible into common shares, at the option of the Company, in the capital stock of the Company on the basis of one common share for each Series -D" Preferred Share so converted PROVIDED HOWEVER THAT the power of the Company to compel such conversion may not be exercised unless and until the common shares of the Company trade at an average price which is greater than or equal to a price of $3.50 (U.S. dollars) per share for any consecutive thirty day period between the date of the creation of the Series "D" Preferred Shares and such dates or times as may be determined, from time to time, by the directors of the Company. In the event that the common shares of the Company trade at an average price per share which is greater than $3.50 (U.S. Dollars) per share for any consecutive thirty day period within the period prescribed by the directors, then the holders of the Series "D" Preferred Shares may be compelled, at the sole discretion of the Company, to and must convert the Series "D" Preferred Shares

(in such number as the Company may in its own discretion determine) into common shares of the Company. For the purpose of this paragraph, the price of the Company's shares to use in the thirty day calculation referred to herein shall be determined, on a daily basis (the "Daily Average"), as either:

(i) the price at which the Company's shares last traded on the Vancouver Stock Exchange on any given trading day; or

(ii) if the Company's shares were not traded on any given trading day, the value of the last recorded bid for a "Board Lot" (as that term is defined by the Vancouver Stock Exchange) of the Company's shares as recorded by the facilities of the Vancouver Stock Exchange.

To determine the average price of the Company's shares for any consecutive thirty day period, one must add the Daily Average for the Company's shares for the previous thirty days and divide the resulting figure by thirty. Further, and for greater certainty, the phrase "thirty day period" as used in this paragraph, includes only those days on which the Vancouver Stock Exchange was open for business and trading of the shares of companies listed on the Vancouver Stock Exchange was being conducted through its facilities;

(e) In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series "D" Preferred Shares shall be entitled to receive, before any distribution of any part of the assets of the Company among the holders of any other shares with the exception of the Series "A", Series "B" and Series "C" Preferred Shares (which shall rank Pari
                                                                         ----
passu to the Series "D" Preferred Shares), an amount equal to 100% of the amount
-----
paid up thereon and any dividends declared thereon and unpaid and no more;

(f) The Series "D" Preferred Shares shall rank, both as regards to dividends and return of capital, in priority to all other shares of the Company except the Series "A", Series "B" and Series "C" Preferred Shares (which shall rank Pari
                                                                         ----
passu to the Series "D" Preferred Shares in all respects save for the forced
-----
conversion price) but shall not confer any further right to participate in profits or assets;

(g) The holders of the Series "D" Preferred Shares shall not as such be entitled to receive notice of or to attend and vote at any meetings of the members of the Company; and

(h) The Special Rights and Restrictions attached to the Series "D" Preferred Shares may be varied if the variation is consented to by 75% in number of the holders of the Series "A", Series "B", Series "C" and Series "D" Preferred Shares and of holders of the common shares of the Company and the provisions of the Canada Business Corporations Act are complied with in all other respects.
    --------------------------------